Exhibit 10.2

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED TO A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Original Issue Date: December 1, 2020

8.00% ORIGINAL ISSUE DISCOUNT

SENIOR SECURED Note

DUE December 1, 2022

THIS 8.00% ORIGINAL ISSUE DISCOUNT SENIOR SECURED NOTE is one of a series of duly authorized and validly issued 8.00% Original Issue Discount Senior Secured Notes of NewAge, Inc., a Washington corporation (the “Company”), having its principal place of business at 2420 17th Street, Suite 220, Denver, CO 80202 (this note, as amended, restated, supplemented or otherwise modified from time to time, the “Note” and collectively with the other notes of such series, the “Notes”) and is issued pursuant to the Purchase Agreement (as defined below).

FOR VALUE RECEIVED, the Company promises to pay in cash to ____________, or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the sum of $32,432,000 on December 1, 2022 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Adjusted EBITDA” means, with respect to the Company and its Subsidiaries on a consolidated basis, an amount equal to net income (or loss), as determined in accordance with GAAP, for the relevant period plus (1) each of the following, but only to the extent deducted in determining net income (or loss) in accordance with GAAP for such period and without duplication: (a) net interest expense, (b) depreciation and amortization expense, (c) income tax expense, and (d) stock-based compensation expense plus (2) the net proceeds actually received by the Company from sales of the Company’s Common Stock for cash during the relevant period.

“Applicable Interest Rate” means an annual rate equal to 8.00%; provided, however, following the occurrence and during the continuance of an Event of Default, the “Applicable Interest Rate” shall automatically, without notice or any other action required by Holder, mean an annual rate equal to 12.00%.

“Bankruptcy Event” means any of the following events: (a) the Company or any Material Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Material Subsidiary, (b) there is commenced against the Company or any Material Subsidiary any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company and its Subsidiaries, as a whole, are unable to pay their debts (including trade debts) as they become due or otherwise becomes insolvent, the realizable value of the Company’s and its consolidated Subsidiaries’ assets is less than the aggregate sum of their consolidated liabilities, (d) the Company or any Material Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company or any Material Subsidiary makes a general assignment for the benefit of creditors, (f) the Company or any Material Subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing, or (g) the Company or any Material Subsidiary admits in writing its inability, or is otherwise unable, to pay its debts generally as they become due.

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company, (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction, or (c) the Company, directly or indirectly, Disposes of all or substantially all of its assets to another Person.

“Dispose” and “Disposition” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction or by way of a merger) of any assets or property by any Person, including, without limitation, any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of inventory in the ordinary course of business on ordinary business terms.

2

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state of the United States or the District of Columbia.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” shall have the meaning set forth in Section 5(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Governmental Authority” means any national, supranational, federal, state, county, provincial, local, municipal or other government or political subdivision thereof (including any regulatory authority), whether domestic or foreign, and any agency, authority, commission, ministry, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to any such government.

“Indebtedness” shall include (a) all obligations for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business), (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, surety bonds, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps or other financial products, (c) all capital lease obligations, (d) all obligations or liabilities secured by a Lien on any asset of the Company or any Subsidiary, irrespective of whether such obligation or liability is assumed by the Company or such Subsidiary, (e) any obligation arising with respect to any transaction that is the functional equivalent of borrowing but which does not or would not constitute a liability on the balance sheet of the Person incurring the same (such as, without limitation, a merchant cash advance); and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person or entity.

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including by merger) of Equity Interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person.

3

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Material Adverse Effect” means a material adverse effect upon: (a) the business, operations, properties, assets or financial condition of the Company and its Subsidiaries taken as a whole; (b) the prospect of repayment of any part of the Company’s obligations under this Note; or (c) the ability of the Company or any Material Subsidiary to perform or pay any of its obligations in accordance with the terms of the Transaction Documents, or the ability of Agent or Holder to enforce any of its rights or remedies with respect to such obligations.

“Minimum Cash” shall have the meaning set forth in Section 4(c).

“New York Courts” shall have the meaning set forth in Section 6(d).

“Note Register” shall have the meaning set forth in Section 2(c).

“Original Issue Date” means December [1], 2020, regardless of any transfers of the Note or amendments to the Note and regardless of the number of instruments which may be issued to evidence the Note.

“Permitted Indebtedness” means (i) the indebtedness evidenced by this Note, (ii) the PPP Loans, (iii) Indebtedness set forth on Schedule 3.1(y) to the Purchase Agreement, as in effect as of the Original Issue Date, (iv) Indebtedness secured by Permitted Liens described in clauses (v) and (vi) of the definition of Permitted Liens, (v) Indebtedness incurred in the ordinary course of business with corporate credit cards not exceeding $250,000 in the aggregate at any time, (vi) Indebtedness between and among the Company and its Material Subsidiaries; provided, however, that the aggregate amount of loans and advances to any Material Subsidiaries that are not Qualified Subsidiaries shall not exceed $500,000 in the aggregate at any time; provided, further, however, any intercompany Indebtedness shall be subject to a Subordination Agreement; and (vii) earn-out obligations and obligations under Merger Agreement as in effect on the Original Issue Date to the extent constituting Indebtedness.

4

“Permitted Liens” means (i) Liens in favor of the Agent, (ii) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (iii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iv) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (v) Liens (A) upon or in any equipment acquired or held by the Company or any of its Material Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, in either case, with respect to Indebtedness in an aggregate amount not to exceed $1,000,000, (vi) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clause (v) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (vii) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering the items being collected upon and do not exceed $250,000 in the aggregate at any time, (viii) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, (ix) leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business not delinquent and that in aggregate do not exceed $250,000 at any time, (xiv) rights of setoff or bankers’ liens upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts and that do not exceed $150,000 in the aggregate at any time, (xv) cash collateral securing the PPP Loan to Ariix in an amount not to exceed the principal balance thereof and accrued interest thereon, and (xvi) other Liens not specifically listed above securing obligations not to exceed $250,000 in the aggregate outstanding at any one time securing Permitted Indebtedness or other obligations permitted by this Agreement.

“Prepayment Amount” shall have the meaning set forth in Section 2(d).

“Prepayment Date” shall have the meaning set forth in Section 2(d).

“Prepayment Notice” shall have the meaning set forth in Section 2(d).

“Prepayment Notice Date” shall have the meaning set forth in Section 2(d).

“Prepayment Premium” means, with respect to any prepayment of this Note made pursuant to Section 2(d), a prepayment premium equal to: (i) if this Note is prepaid prior to December [1], 2021, 3% of the outstanding principal balance (including, for the avoidance of doubt, any original issue discount) of this Note being prepaid and (ii) if this Note is prepaid thereafter but more than 30 days prior to the Maturity Date, 1% of the outstanding principal balance (including, for the avoidance of doubt, any original issue discount) of this Note being prepaid.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of November 27, 2020, among the Company and the purchasers signatory thereto (including the original Holder), as amended, modified or supplemented from time to time in accordance with its terms.

5

“Repayment Notice” has the meaning set forth in Section 2(a).

“Repayment Notice Date” has the meaning set forth in Section 2(a).

“Qualified Subsidiary” means any Material Subsidiary that is a Subsidiary Guarantor and in which the Agent has a perfected, first priority Lien in substantially all of the assets and property of such Material Subsidiary.

Section 2. Principal and Interest Payments; Prepayment.

a) Repayment. Subject to the provisions of this Section 2(a), at any time after [February __], 20211, each calendar month the Holder may, in its sole discretion, deliver a notice to the Company (a “Repayment Notice” and the date such notice is deemed delivered hereunder, the “Repayment Notice Date”), requiring the Company to make a payment of principal in cash (by wire transfer of immediately available funds to the account of the Holder) in the amount of up to $1,000,000, which monthly payment amount may be increased to a principal amount of up to $2,000,000 at any time after [May __], 20212. The Repayment Notice shall specify the principal payment amount and the Company shall pay such amount to the Holder not later than the fifth (5th) Business Day after the Repayment Notice Date. Any and all unpaid principal, accrued and unpaid interest and other amounts payable in respect of this Note shall be due and payable in full on the Maturity Date.

b) Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate principal amount of this Note outstanding from time to time at the Applicable Interest Rate, payable monthly in arrears as of the last Business Day of each calendar month (commencing December 31, 2020) and on the Maturity Date, in cash (by wire transfer of immediately available funds to the account of the Holder).

c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal (including, for the avoidance of doubt, any original issue discount), together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”) or such Person’s designee identified to the Company in writing.

1 NTD: Beginning of third month after closing date

2 NTD: six months after closing date

6

d) Prepayment at the Option of the Company. Subject to the provisions of this Section 2(d), the Company may, at any time, deliver a notice to the Holder (a “Prepayment Notice” and the date such notice is deemed delivered hereunder, the “Prepayment Notice Date”) of its irrevocable election to prepay all or a portion of the then outstanding principal amount of this Note for cash in an amount equal to the entire outstanding principal balance of this Note or the applicable portion thereof, all accrued and unpaid interest hereunder, the applicable Prepayment Premium and all other amounts due and payable hereunder (the “Prepayment Amount”) on the 7th Trading Day following the Prepayment Notice Date (such date, the “Prepayment Date”). The Prepayment Amount shall be due and payable in full in cash (by wire transfer of immediately available funds to the account of the Holder) on the Prepayment Date. The Company will, within one Business Day of the Prepayment Date, publicly announce that it had delivered a Prepayment Notice to the Holder and that the Company has (or, if applicable, has not) paid the Prepayment Amount to the Holder on the Prepayment Date by means or press release and filing of a Current Report on Form 8-K. If any portion of Prepayment Amount shall not be paid by the Company by the Prepayment Date, interest shall accrue thereon at an interest rate equal to the lesser of 12% per annum or the maximum rate permitted by applicable law until such amount is paid in full. Notwithstanding anything herein contained to the contrary, if any portion of the Prepayment Amount remains unpaid after the Prepayment Date then the Holder may elect, by written notice to the Company given at any time thereafter, to invalidate such prepayment, ab initio. For clarity, the Company’s failure to pay all or a portion of the Prepayment Amount on the Prepayment Date shall be an immediate Event of Default hereunder. This Note may only be prepaid in accordance with this Section 2(d). Any partial repayment of this Note shall be in increments of at least $1,000,0000.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Covenants.

a) As long as any portion of this Note remains outstanding, the Company shall, and shall cause each of its Material Subsidiaries to:

i. preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified as a foreign business entity in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its properties and where failure maintain or qualify could reasonably be expected to have a Material Adverse Effect; provided that this paragraph does not prohibit the Company or its Material Subsidiaries from re-domesticating to other jurisdictions in the United States with at least 20 days prior written notice to the Agent of such re-domestication;

7

ii. provide to Agent and the Holder, promptly upon becoming aware thereof (and in any event within 4 days after the occurrence thereof), a notice of each Event of Default known to an executive officer of the Company or any Material Subsidiary, together with a statement of such executive officer setting forth the details of such Event of Default and the actions which the Company or such Material Subsidiary has taken and proposes to take with respect thereto;

iii. (a) pay and discharge as the same shall become due and payable: (i) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and adequate reserves in accordance with GAAP are being maintained by the Company or such Material Subsidiary; (ii) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and adequate reserves in accordance with GAAP are being maintained by the Company or such Material Subsidiary; and (iii) all Indebtedness, as and when due and payable, but subject to the terms of this Note and/or any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; and (b) timely file all material tax returns required to be filed (subject to any valid extension);

iv. (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect;

v. comply in all material respects with the requirements of all applicable laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect;

vi. obtain Account Control Agreements for each deposit account or securities account in the name of the Company or any Subsidiary held in the United States having a balance of $100,000.00 or greater or otherwise set forth on Schedule 1.1A to the Purchase Agreement, provided, however, that aggregate amount on deposit in bank accounts or securities accounts held in the United States that are not subject to Account Control Agreement shall not at any time exceed $500,000 in the aggregate, further, provided, however, that in respect of accounts held at an investment bank under an at-the-market offering program then in effect, the Company may exceed such limits if it transfers such excess amounts to an account subject to an Account Control Agreement at least every five Business Days;

8

vii. maintain (a) insurance with financially sound and reputable insurance companies in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against, by Persons of comparable size engaged in the same or similar business as the Company and its Material Subsidiaries; and (b) all worker’s compensation, employer’s liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business. If request by the Agent, all such insurance policies required pursuant to this Section shall name the Agent as mortgagee (in the case of property insurance) or loss payee or additional insured (in the case of liability insurance), as applicable;

viii. use reasonable efforts to cause the Company (i) to remain eligible to use Form S-3 for a delayed or continuous offering pursuant to Rule 415(a)(1)(x) promulgated under the Securities Act of 1933, as amended and to have an at-the-marketing offering program for the continuous offering of its shares of Common Stock in effect and available for use at all times other than customary black-out periods pending the public release of the Company’s quarterly or annual, as applicable, financial results; and

ix. use best efforts to cause the PPP Loans to be forgiven, including without limitation, by timely filing an SBA Form 3508.

b) As long as any portion of this Note remains outstanding, and unless the Holder shall have otherwise given its prior written consent, the Company shall not, and shall not permit any of the Material Subsidiaries to, directly or indirectly:

i. other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness;

ii. other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

iii. make or hold any Investments other than: (a) Investments shown on Schedule 4.1(b)(iii) as existing on the Original Issue Date (provided, for clarity, that neither the Company nor any Subsidiary shall increase the size of its Investment in any such Investment existing on the Original Issue Date other than in accordance with this Note and the other Transaction Documents), (b) Investments in cash and cash equivalents, (c) Investments in any Subsidiary as of the Original Issue Date (provided, for clarity, that neither the Company nor any Subsidiary shall increase the size of its Investment in any such Subsidiary existing on the Original Issue Date other than in accordance with this Note and the other Transaction Documents), (d) Investments in Qualified Subsidiaries, provided, however, Investments in Qualified Subsidiaries that are Foreign Subsidiaries shall not exceed $1,000,000 in the aggregate per calendar year without the prior consent of the Agent; (e) other Investments that do not exceed $1,000,000 in the aggregate per calendar year and (f) the acquisition of another Person (whether by merger, acquisition of assets or purchase of Equity Interests) in single transaction for consideration that does not exceed, in the aggregate, $2,000,000 in cash and Common Stock Equivalents equal to 10% of the outstanding shares of Common Stock on the Original Issue Date (and so long as the Agent is granted a perfected, first priority security interest in the assets of the Person so acquired);

9

iv. Dispose of any its assets (including, without limitation, any Disposition to any Subsidiary that is not a Qualified Subsidiary) other than (a) sales of inventory in the ordinary course of business and (b) other Dispositions not to exceed $1,000,000 in the aggregate between the Original Issue Date and the Maturity Date;

v. amend its Organizational Documents in any manner that adversely affects in a material respect the rights of the Holder under the Transaction Documents;

vi. merge, dissolve, liquidate, consolidate with or into another Person or otherwise suffer or permit a Change of Control Transaction other than (a) a merger of a Subsidiary into the Company with the Company as the surviving corporation, (b) a merger of a Subsidiary into another Subsidiary, provided, that no Qualified Subsidiary shall merge into another Subsidiary that is not a Qualified Subsidiary and no Domestic Subsidiary shall merge into a Foreign Subsidiary, or (c) a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries, provided, that the Agent is given at least 20 days prior notice of any such migratory merger and such migratory merger would not impair any Liens, rights or remedies of the Agent or the Holder;

vii. repay, repurchase or offer to repay, repurchase or otherwise acquire any of its Equity Interests in excess of $500,000 in the aggregate per year;

viii. repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness other than this Note other than scheduled repayments of Permitted Indebtedness (provided that the Company and its Subsidiaries shall not repay the PPP Loans without the prior consent of the Agent);

ix. pay dividends or distributions on any of its Equity Interests, except that any Subsidiary may, directly or indirectly, pay any dividend or distribution to the Company;

x. create any new Foreign Subsidiary;

xi. create any new Domestic Subsidiary unless such new Domestic Subsidiary promptly becomes a Qualified Subsidiary;

xii. enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

10

xiii. enter into any agreement with respect to any of the foregoing.

c) Minimum Cash. The Company shall at all times maintain on deposit in bank accounts subject to Account Control Agreements cash in an amount greater than or equal to the lesser of (i) $18,000,000 (reducing to $8,000,000 once the condition set forth in Section 2.4(g) of the Purchase Agreement have been satisfied or waived by Agent in Agent’s sole discretion) or (ii) the outstanding principal balance (including, for the avoidance of doubt, any original issue discount) of this Note (the “Minimum Cash”). The Minimum Cash required pursuant to the foregoing clause (i) or (ii), as applicable, shall be held in bank accounts located in the United States subject to an Account Control Agreement.

d) Minimum Adjusted EBITDA. The Company shall not permit its Adjusted EBITDA to be less than (i) $1,000,000 for three-month period ending March 31, 2021, (ii) $3,000,000 for the six-month period ending June 30, 2021 or (iii) $6,000,000 for the nine-month period ending September 30, 2021.

e) Minimum Trailing Twelve Month Adjusted EBITDA. The Company shall not permit its Adjusted EBITDA for the twelve-month period ending on the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2021, to be less than thirty percent (30%) of the aggregate outstanding principal balance of the Notes as of the last day of such fiscal quarter.

f) Minimum Revenue. The Company shall not permit revenue of the Company and its Subsidiaries calculated in accordance with GAAP to be less than $85,000,000 for each fiscal quarter.

g) Compliance Certificate. The Company shall, not later than 45 days after the last day of each fiscal quarter (other than the fiscal quarter ending December 31), file with the Commission its Form 10-Q. The Company shall, not later than 90 days after each fiscal year, file with the Commission its Form 10-K for such fiscal year. Simultaneously with the such filings with the Commission, the Company shall deliver to the Holder a compliance certificate executed by the Company’s chief executive officer or chief financial officer stating the no Events of Default have occurred since the date of the last compliance certificate (or, in the case of the initial compliance certificate, the Original Issue Date), and setting forth a reasonably detailed calculation of Adjusted EBITDA and compliance with the covenants set forth in Sections 4(c), (d), (e) and (f). Without the prior written consent of the Holder, such compliance certificate shall not contain any non-public information and shall be derived from the information publicly available in the Company’s reports filed with the Commission or otherwise publicly available.

11

h) Non-Circumvention. The Company hereby covenants and agrees that (i) neither the Company nor any Subsidiary will, by amendment of its Organizational Documents or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note and the other Transaction Documents, and (ii) the Company and each of its Subsidiaries will at all times in good faith carry out all of the provisions of this Note and the other Transaction Documents and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing or any of the terms and conditions of this Note or other Transaction Documents, the Company shall not and shall not cause or permit its Subsidiaries to avoid or seek to avoid the repayment of this Note or interfere with the Agent’s exercise of its rights and remedies under the Transaction Documents by transferring, holding or maintaining cash or other assets in Subsidiaries that are not Qualified Subsidiaries other than for legitimate business reasons and/or outside of the ordinary course of business consistent with past practice.

i) Foreign Cash. The Company shall not permit cash on hand held by any Foreign Subsidiary, excluding any Foreign Subsidiary organized and operating under the laws of China, to exceed 225% of the cash on deposit in U.S. deposit accounts subject to Account Control Agreements. Any amounts in excess of such amount held by any Foreign Subsidiary, excluding such amounts of any Foreign Subsidiary organized and operating under the laws of China, shall be transferred to a U.S. deposit account of the Company subject to an Account Control Agreement.

j) Excluded Subsidiaries. Notwithstanding anything herein to the contrary, the Company will not permit, and will cause its Subsidiaries to not permit, any Excluded Subsidiary, at any time to (i) own or have any economic interest in any material asset or property, (ii) incur any material liabilities, (iii) generate any material revenue or (iv) engage in any material business or business activity, in each case, without the prior written consent of the Agent.

Section 5. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of principal, interest, liquidated damages and/or other amounts owing to the Holder under this Note or the Purchase Agreement, as and when the same shall become due and payable, which payment (other than principal) is not cured within two (2) Business Days;

ii. the Company or any Subsidiary shall fail to observe or perform any other covenant or agreement contained in this Note or any other Transaction Document (other than a breach by the Company of its obligations to pay principal, interest, liquidated damages and/or other amounts owing to the Holder under this Note which breach is addressed in clause (i) above) and such failure is not cured (if curable) within fifteen (15) days’ notice of such failure from Agent; provided, that any failure to observe or perform any provision of Section 4 shall be an immediate Event of Default hereunder without any grace period;

12

iii. the occurrence of a Material Adverse Effect;

iv. any representation or warranty made in this Note or any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder pursuant to the Transaction Documents shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Material Subsidiary shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any Indebtedness that (a) involves an obligation greater than two hundred fifty thousand dollars ($250,000), whether such Indebtedness now exists or shall hereafter be created and (b) that could result in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. a judgment in excess of two hundred fifty thousand dollars ($250,000) is entered against the Company or any Subsidiary and, within 60 days after entry thereof, such judgment is not discharged or satisfied or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged or satisfied;

viii. the Company, any Subsidiary or any of their respective executive officers of the Company or any Subsidiary shall be indicted, convicted or have a judgment entered against it (including in a settled action) for any intentional or willful violation of state, federal or foreign laws applicable to the business of the Company and its Subsidiaries or any anti-fraud provisions of state or federal securities law;

ix. Greg Gould or Brent Willis shall cease to be an executive officer of the Company or otherwise involved in the Company’s day-to-day operations on a full-time basis and such individual is not replaced within 120 days by the Company’s board of directors with a replacement acceptable to the Agent, such acceptance not to be unreasonably withheld or delayed;

x. the Agent shall cease to have a perfected, first priority Lien on substantially all of the assets of the Company or any Qualified Subsidiary; or

xi. the Company has failed to cause any of the conditions set forth in Section 2.4 of the Purchase Agreement to be satisfied within the time periods set forth therein.

13

b) Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages, Prepayment Premium and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash; provided, that such acceleration shall be automatic, without any notice or other action of the Holder required, in respect of an Event of Default occurring pursuant to clause (v) of Section 5(a). In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any notice, presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any Event of Default or impair any right consequent thereon.

Section 6. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 6(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number or email address or address of the Holder appearing on the books of the Company, or if no such facsimile number or email or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (local time in New York City, New York) (or such later time expressly specified elsewhere in this Note) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (local time in New York City, New York) (or such later time expressly specified elsewhere in this Note) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. The obligation of the Company to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed is absolute and unconditional. This Note is a direct debt obligation of the Company. All payments by the Company hereunder shall be made without setoff, deduction or counterclaim.

14

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company. The applicant for a new Note under such circumstances shall also pay or provide for any reasonable third-party costs (including a customary indemnity) associated with the issuance of such replacement Note.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.

e) Amendments; Waivers. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing. Any provision of this Note may be waived by the Holders of at least 50.1% of the outstanding principal amount of Notes, which waiver shall be binding on all of the Holders of the Notes and their successors and assigns. Any provision of this Note may be amended by a written instrument executed by the Company and the Holders of at least 50.1% of the outstanding principal amount of Notes, which amendment shall be binding on all of the Holders of the Notes and their successors and assigns.

15

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

16

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

j) Limitation of Liability. Neither Holder, Agent nor any Affiliate, officer, director, employee, attorney, or agent of Holder or Agent shall have any liability with respect to, and the Company hereby waives, releases, and agrees not to sue any of them upon, any claim for any punitive, special, indirect, incidental, or consequential damages suffered or incurred by the Company in connection with, arising out of, or in any way related to, this Note or any of the other Transaction Documents, or any of the transactions contemplated by this Note or any of the other Transaction Documents.

k) Costs of Enforcement. The Company hereby covenants and agrees to indemnify, defend and hold the Holder harmless from and against all costs and expenses, including reasonable attorneys’ fees and their reasonable costs, together with interest thereon at the Applicable Rate, incurred by the Holder in enforcing its rights under this Note; or if the Holder is made a party as a defendant in any action or proceeding arising out of or in connection with its status as a lender, or if the Holder is requested to respond to any subpoena or other legal process issued in connection with this Note; or reasonable disbursements arising out of any costs and expenses, including reasonable attorneys’ fees and their costs incurred in any bankruptcy case; or for any legal or appraisal reviews, advice or counsel performed for the Holder following a request by the Company for waiver, modification or amendment of this Note.

(Signature Pages Follow)

17

IN WITNESS WHEREOF, the parties below have caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

NEWAGE, INC.

By:
Name:
Title:
E-mail Address for delivery of Notices:

[HOLDER]

By:
Name:
Title:
E-mail Address for delivery of Notices:

Signature Page to

Senior Secured Note